As filed with the Securities and Exchange Commission on March 8, 2000.

                                                   Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933

                                ANDOVER.NET, INC.
               (Exact name of issuer as specified in its charter)

         Delaware                                        04-3153168
  (State of Incorporation)                 (IRS Employer Identification Number)

                    50 Nagog Park, Acton, Massachusetts 01720
               (Address of Principal Executive Offices) (Zip Code)

                                ANDOVER.NET, INC.
                             1999 STOCK OPTION PLAN

                       ANDOVER ADVANCED TECHNOLOGIES, INC.

                                 1995 STOCK PLAN

                            (Full title of the Plans)

                                Bruce A. Twickler
                      President and Chief Executive Officer
                                Andover.Net, Inc.
                                  50 Nagog Park
                           Acton, Massachusetts 01720
                     (Name and address of agent for service)

                                (978) 635-5300
          (Telephone number, including area code, of agent for service)

                                    copy to:

                           David P. Kreisler, Esquire
                           Hutchins, Wheeler & Dittmar
                           A Professional Corporation
                               101 Federal Street
                           Boston, Massachusetts 02110
                                 (617) 951-6600
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

    Title of Securities to be          Amount to be registered (1)      Proposed Maximum      Proposed Maximum         Amount of
            registered                                                 Offering Price Per    Aggregate Offering    Registration Fee
                                                                              Unit
1999 Stock Option Plan                                                                                                Price
Common Stock, par value                775,595                         $ 6.60(2)             $ 5,118,927.00(2)     $ 1,351.40(2)
$.01 per share                         960,630                         $39.66(3)             $38,098,585.80(3)     $10,058.03(3)

1995 Stock Plan
Common Stock, par value                969,453                         $ 1.06(4)             $ 1,027,620.18(4)    $   271.30(4)
$.01 per share


(1) Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plans to which this Registration Statement relates.

(2) Computed solely for the purpose of calculating the registration fee under rule 457(h) under the Securities Act on the basis of the weighted average exercise price.

(3) Computed solely for the purpose of calculating the registration fee under Rule 457(h) under the Securities Act on the basis of the average of the high and low prices of the Common Stock on the Nasdaq National Market on March 1, 2000.

(4) Computed solely for the purpose of calculating the registration fee under Rule 457(h) under the Securities Act on the basis of the maximum per share exercise price.

                                     PART I

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 1.  PLAN INFORMATION

         Not filed as part of this  Registration  Statement  pursuant to Note to
Part 1 of Form S-8.

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not filed as part of this  Registration  Statement  pursuant to Note to
Part 1 of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         Andover.Net, Inc. (the "Company" or "Andover.Net") hereby incorporates by reference the documents listed in (a) through (c) below. In addition, all documents subsequently filed by Andover.Net pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (prior to the filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as so modified or superseded.

     (a) Andover.Net's Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 on December 8, 1999.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 8, 1999.

         (c) The description of Andover.Net's Common Stock which is contained in the Registration Statement filed by Andover.Net on December 2, 1999 under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

ITEM 4. DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the authorization and issuance of the shares of Common Stock offered hereby will be passed upon by Hutchins, Wheeler & Dittmar, A Professional Corporation, Boston, Massachusetts, counsel to Andover.Net. Certain members of Hutchins, Wheeler & Dittmar may be deemed to have a beneficial interest in an aggregate of 6,247 shares of Common Stock. David P. Kreisler, a member of Hutchins, Wheeler & Dittmar, is also the Secretary of Andover.Net.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by the Delaware General Corporation Law, Andover.Net has included in its certificate of incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, other than breaches of their duty of loyalty, actions not in good faith or which involve intentional misconduct, or transactions from which they derive improper personal benefit. In addition, its bylaws provide that Andover.Net is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and Andover.Net is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified. At present, Andover.Net is not aware of any pending or threatened litigation or proceeding involving its directors, officers, employees or agents in which indemnification would be required or permitted. Andover.Net believes that its certificate of incorporation provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

         In addition to indemnification provisions in its certificate of incorporation and bylaws, Andover.Net has entered into agreements to indemnify its non-employee directors. These agreements provide for indemnification for some types of expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by persons in any action or proceeding, including any action by or in the right of Andover.Net, arising out of their services as a director of Andover.Net.

         Andover.Net has purchased insurance with respect to, among other things, the liabilities that may arise under the provisions referred to above. The directors and officers of Andover.Net also are insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they are not indemnified by Andover.Net.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8. EXHIBITS

Exhibit
Number

4.1      Andover.Net, Inc. 1999 Stock Option Plan.

4.2      Andover Advanced Technologies, Inc. 1995 Stock Plan.

4.3*     Amended and Restated Certificate of Incorporation of the Registrant.

4.4**    Amended and Restated Bylaws of the Registrant.

5.1      Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation.

23.1 Consent of Arthur Andersen LLP Boston, Independent Accountants regarding Andover.Net, Inc.

23.2     Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation.
           (included in Exhibit 5.1).

24.1     Powers of Attorney (included on the signature page of this
            Registration Statement).
-------------------------
* Filed as Exhibit 3.1 to Registrant's Registration Statement on Form S-1 (File No. 33-87257) and incorporated herein by reference.

** Filed as Exhibit 3.2 to Registrant's Registration Statement on Form S-1
   (File No. 33-87257) and incorporated herein by reference.

ITEM 9. UNDERTAKINGS

        The undersigned registrant hereby undertakes the following:

       (a)        The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) The undersigned registrant hereby undertakes, that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Acton, Commonwealth of Massachusetts on March 8, 2000.

                                                 ANDOVER.NET, INC.

                                                 By: /s/ Bruce A. Twickler

                                                 Bruce A. Twickler
                                                 President

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Bruce A. Twickler and Peter A. Phelps and each of them, with the power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                   Title                                         Date

/s/ Bruce A. Twickler                                President, Chief Executive Officer and        March 8, 2000
---------------------------
Bruce A. Twickler                                    Chairman of the Board (principal executive
                                                     officer)

/s/ Peter A. Phelps                                  Chief Financial Officer, (principal           March 8, 2000
---------------------------
Peter A. Phelps                                      financial officer)

/s/ Walter M. Bird, III                              Director                                      March 8, 2000
---------------------------
Walter M. Bird, III

/s/ James D. Logan                                   Director                                      March 8, 2000
---------------------------
James D. Logan

/s/ Louis Page                                       Director                                      March 8, 2000
---------------------------
Louis Page

/s/ John E. Trombly                                  Director                                      March 8, 2000
---------------------------
John E. Trombly

/s/ Thomas R. Shepherd                               Director                                      March 8, 2000
---------------------------
Thomas R. Shepherd

/s/ Robert Malda                                     Director                                      March 8, 2000
------------------------------------
Robert Malda

/s/ Jonathan M. Goldstein                            Director                                      March 8, 2000
-------------------------
Jonathan M. Goldstein

                                INDEX TO EXHIBITS

Exhibit
Number

4.1      Andover.Net, Inc. 1999 Stock Option Plan.

4.2      Andover Advanced Technologies, Inc. 1995 Stock Plan.

4.3*       Amended and Restated Certificate of Incorporation of the Registrant.

4.4**      Amended and Restated Bylaws of the Registrant.

5.1        Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation.

23.1 Consent of Arthur Andersen LLP Boston, Independent Accountants regarding Andover.Net, Inc.

23.3 Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation (included in Exhibit 5.1).

24.1       Powers of Attorney (included on the signature page of this
            Registration Statement).
-------------------------
* Filed as Exhibit 3.1 to Registrant's Registration Statement on Form S-1 (File No. 33-87257) and incorporated herein by reference.

** Filed as Exhibit 3.2 to Registrant's Registration Statement on Form S-1
   (File No. 33-87257) and incorporated herein by reference.